Exhibit 99.1

Goldman Sachs Specialty Lending Group, L.P.
2001 Ross Ave., Suite 2800
Dallas, Texas 75201

June 12, 2018

Meridian Waste Solutions, Inc.
Meridian Waste Operations, Inc.
Advanced Lignin Biocomposites LLC
Attis Envicare Medical Waste, LLC
Attis Genetics, LLC
Attis Healthcare, LLC
Attis Innovations, LLC
Mobile Science Technologies, Inc.
Red X Medical LLC
Integrity Lab Solutions, LLC
LGMG, LLC
Welness Benefits, LLC
Attis Federal Labs, LLC
Attis Commercial Labs, LLC
12540 Broadwell Road
Suite 2104
Milton, GA 30004
Attention: Jeff Cosman

VIA FACSIMILE AND UPS

Re: Notice of Events of Default; Reservation of Rights Gentlemen:

Reference is made to that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of April 20, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among MERIDIAN WASTE OPERATIONS, INC., a New York corporation (‘Operations”), MOBILE SCIENCE TECHNOLOGIES, INC., a Georgia corporation (“Mobile”), ATTIS HEALTHCARE, LLC, a South Carolina limited liability company (“Healthcare”), INTEGRITY LAB SOLUTIONS, LLC, an Oklahoma limited liability company (“Integrity”), RED X MEDICAL LLC, a Georgia limited liability company (“Red X”), WELNESS BENEFITS, LLC, an Oklahoma limited liability company (“Welness”“), LGMG, LLC, an Oklahoma limited liability company (“LGMG”), ATTIS INNOVATIONS, LLC, a Georgia limited liability company (“Innovations” ), and ADVANCED LIGNIN BIOCOMPOSITES LLC, a Minnesota limited liability company (“Advanced Lignin”), ATTIS ENVICARE MEDICAL WASTE, LLC, a Georgia limited liability company (“Envicare”), ATTIS GENETICS, LLC, a Georgia limited liability company (“Genetics”), ATTIS FEDERAL LABS, LLC, an Oklahoma limited liability company (“Federal Labs’”“), ATTIS COMMERCIAL LABS, LLC, an Oklahoma limited liability company (“Commercial Labs”, and together with Operations, Mobile, Healthcare, Integrity, Red X, Welness, LGMG, Innovations, Advanced Lignin, Envicare, Genetics, and Federal Labs the “Companies” and each, a “Company”), MERIDIAN WASTE SOLUTIONS, INC., a New York corporation (“Holdings”) and CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders party hereto from time to time and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P. (“GSSLG”), as Administrative Agent (in such capacity, “Administrative Agent”), Collateral Agent (in such capacity, “Collateral Agent”), and Lead Arranger. Unless otherwise specified, all capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

As you know, certain Events of Default have occurred and are continuing under the Credit Agreement as of the date hereof, including, without limitation, those Events of Default listed in Exhibit A attached hereto (all such existing Events of Default, the “Designated Defaults”). As a result of the Designated Defaults, as well as any other Events of Default that may exist, the Agent and the Lenders are entitled to exercise any and all default-related rights and remedies under the Credit Agreement, other Credit Documents and applicable law. Without limiting such rights and remedies, as a result of the Designated Defaults, (x) due to the failure to satisfy the condition precedent set forth in clause (i) of the definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement, the Companies no longer have the right to make any Permitted Acquisitions, (y) under Section 2.8 of the Credit Agreement, the Companies no longer have the right to request that any Loan be continued as or converted into a LIBOR Rate Loan and (z) under Section 2.9 of the Credit Agreement, the outstanding principal amount of the Loans (and to the extent permitted by applicable law, interest and other amounts) is accruing interest at the default rate specified in such Section 2.9. In addition, we remind you that the Credit Parties’ ability to make Restricted Junior Payments to Holdings is limited as set forth in Section 6.5 of the Credit Agreement. Notwithstanding Section 2.9 of the Credit Agreement and the accrual of default interest, the Agent and Lenders consent to the continued payment by the Companies of interest at the non-default rate until either the Agent or Lenders demand payment of interest at the default rate; provided, that upon such demand by the Agent or Lenders, accrued interest at the default rate specified in Section 2.9 of the Credit Agreement shall be due and payable from the date of the first Designated Default.

The Agent and the Lenders will continue to monitor the default situation very carefully and will decide in their sole discretion on a “day-by-day” basis whether or not to exercise their rights and remedies, including whether to continue to allow requests to continue or convert any Loan as or into a LIBOR Rate Loan. We remind you, however, that neither any “day-by-day” discretionary consent by Agent and Lenders nor anything in this letter or in any ongoing discussions or negotiations between Agent and/or any one or more of the Lenders, on the one hand, and the Credit Parties and Credit Parties’ Affiliates, on the other hand, nor any delay on the part of Agent or the Lenders in exercising any of their respective rights and remedies under the Credit Agreement, the other Credit Documents and/or applicable law, shall directly or indirectly: (i) create any obligation to forbear from taking any enforcement action, (ii) constitute a consent to or waiver of any past, present or future Default or Event of Default or other violation of any provisions of the Credit Agreement or any other Credit Documents, (iii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Credit Documents or any right, power, privilege or remedy of Agent or any one or more of the Lenders thereunder or under applicable law or constitute an agreement to forbear or to restructure the Obligations in any respect or otherwise modify the capital structure of any or all of the Credit Parties, or (iv) constitute a course of dealing or other basis for altering any rights or obligations of Agent or the Lenders under the Credit Documents or any Obligations of any Company or any other Credit Party under the Credit Agreement, other Credit Documents or any other contract or instrument. Nothing contained in this letter shall confer on any Company or any other Credit Party or Person any right to notice or cure periods with respect to any Event of Default.

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This letter confirms that the Agent and the Lenders have not waived the Designated Defaults and each of Agent and the Lenders expressly reserves all of its rights, powers, privileges and remedies under the Credit Agreement, other Credit Documents and/or applicable law, including, without limitation, its right at any time, as applicable, (i) to accelerate the Obligations, (ii) to require payment of accrued default interest in respect of the Obligations (as of any date from and after the date on which the first Designated Default first occurred) and to enforce the prohibition against continuing or converting any Loan as or into a LIBOR Loan, (iii) to commence any legal or other action to collect any or all of the Obligations from any or all of the Companies, the other Credit Parties, and any other person liable therefor and/or any Collateral, (iv) to foreclose or otherwise realize on any or all of the Collateral and/or as appropriate, set-off or apply to the payment of any or all of the Obligations, any or all of the Collateral, (v) to take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, other Credit Documents or applicable law, and (vi) to reject any forbearance, financial restructuring or other proposal made by or on behalf of any Company, any other Credit Party or any creditor or equity holder. Each of Agent and the Lenders may exercise their respective rights, powers, privileges and remedies, including those set forth in (i) through (vi) above at any time in its sole and absolute discretion without further notice. No oral representations or course of dealing on the part of Agent, any Lender or any of its officers, employees or agents, and no failure or delay by Agent or any Lender with respect to the exercise of any right, power, privilege or remedy under any of the Credit Agreement, other Credit Documents or applicable law shall operate as a waiver thereof, and the single or partial exercise of any such right, power, privilege or remedy shall not preclude any later exercise of any other right, power, privilege or remedy.

[signature page to follow]

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Very truly yours,

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Administrative Agent

By:	/s/ Justin Betzen
Name:	Justin Betzen
Title:	Senior Vice President

GOLDMAN SACKS SPECIALTY LENDING HOLDINGS, INC., as a Lender

By:	/s/ Justin Betzen
Name:	Justin Betzen
Title:	Senior Vice President

cc:

Richard J. Dreger, Attorney at Law, P.C.
11660 Alpharetta Highway
Building 700, Suite 730
Roswell, Georgia 30076
(678) 566-6938 (Facsimile)

Cozen O’Connor PC
One Oxford Center
301 Grant Street, 26th Floor
Pittsburgh, PA 15219
Attention: Jeremiah G. Garvey
(412) 275 2390 (Facsimile)

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, New Jersey 08830
(732) 395 4401 (Facsimile)
Attention: Scott Linsky

Reservation of Rights Letter (Attis)

EXHTBTT A

“Designated Defaults” include, without limitation, the following:

(a)       Events of Default that have occurred and are continuing under Section 8.1(a) of the Credit Agreement due to the failure of the Companies to pay interest in the aggregate amount of $473,947.52 for the month ending May 31, 2018 (which amount, for the avoidance of doubt, includes the interest in clause (b) below), as required by Section 2.7(e) of the Credit Agreement.

(b)       Events of Default that have occurred and are continuing under Section 8.1(a) of the Credit Agreement due to the failure of the Companies to pay interest in the aggregate amount of $404,390.70 for the period from April 1, 2018 through April 20, 2018, as required by Section 2.7(e) of the Credit Agreement.

(c)       Events of Default that have occurred and are continuing under Section 8.1(a) of the Credit Agreement due to the failure of the Companies to timely make the interest payment of $22,383.30 for the period from April 20, 2018 through April 30, 2018, within one Business day of the Interest Payment Date, as required by Section 2.7(e) of the Credit Agreement.

(d)       Events of Default that have occurred and are continuing under Section 8.1(c) of the Credit Agreement due to the failure of the Companies to cause the Real Estate Asset set forth on Schedule 3.1 of the Credit Agreement to be subject to a Mortgage to secure the obligations and otherwise satisfy the Real Estate Mortgage Requirements with respect to such Real Estate Asset on or prior to 30 days following the Restatement Date, as required by Section 5.15 of the Credit Agreement.

(e)       Events of Default that have occurred and are continuing under Section 8.1(c) of the Credit Agreement due to the failure of the Companies to cause each Wells Fargo Deposit Account listed on Schedule 4.4.4 of the Security Agreement to be a Controlled Account on or prior to 30 days following the Restatement Date, as required by Section 5.15 of the Credit Agreement.

(f)       Events of Default that have occurred and are continuing under Section 8.1(c) of the Credit Agreement due to the failure of the Companies deliver to Administrative Agent the consolidated and consolidating balance sheet of Holdings and its Subsidiaries as at the end of month of March 2018 and the related consolidated and consolidating statements of income, consolidated statements of stockholders’ equity and consolidated statements of cash flows of Holdings and its Subsidiaries for such month, as required by Section 5.1(a) of the Credit Agreement.

(g)       Events of Default that have occurred and are continuing under Section 8.1(c) of the Credit Agreement due to the failure of the Companies to comply with the requirements of Sections 5.15 and 6.7 of the Credit Agreement, including, without limitation, Events of Default arising out of the acquisitions of or investments in CleanTech Corporation, FLUX Carbon LLC, Noveda Technologies, Inc., Genarex FD LLC, and any issuance of preferred Capital Stock in connection therewith.